EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of First Busey Corporation of our report dated January 25, 2017, relating to our audit of the consolidated financial statements of The Banc Ed Corp. and subsidiary as of and for the year ending December 31, 2016, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Proxy Statement/ Prospectus.

/s/ Cummings, Ristau & Associates, P.C.

St. Louis, Missouri
October 4, 2018